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                                                             EXHIBIT 99.26(E)(7)

APPLICATION PART 2
INDIVIDUAL LIFE INSURANCE
                                                                          [LOGO]
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098

Proposed insured name (last, first, middle)                    Date of birth

                                                                                                                Yes    No
 1.    A. Have you smoked cigarettes in the past 12 months? (IF YES, COMPLETE THE TABLE BELOW.)                 [ ]    [ ]
       B. Have you ever smoked cigarettes? (IF YES, COMPLETE THE TABLE BELOW.)                                  [ ]    [ ]

          Current smoker     Past smoker     Packs per day     Date last cigarette smoked (mm, dd, yy)
               [ ]              [ ]

       C. Have you used tobacco or nicotine of any kind, other than cigarettes, in any                          [ ]    [ ]
          form, in the last 12 months? (IF YES, COMPLETE THE TABLE BELOW.)
       D. Have you ever used tobacco or nicotine of any kind, other than cigarettes in                          [ ]    [ ]
          any form?  (IF YES, COMPLETE THE TABLE BELOW.)

          What type     Current user     Past user     How much     Date of last use (mm, dd, yy)
                             [ ]            [ ]

 2.    Are you taking or do you take any prescription or non-prescription medications or drugs?                 [ ]    [ ]
       If so, please provide information below.
       ____________________________________________________________________________________________________
       ____________________________________________________________________________________________________

 3.    Have you ever been treated, diagnosed, tested positive for or given medical advice by a member of the medical profession for:

       A.   Epilepsy; Alzheimer's; Huntington's; Parkinson's; Mild Cognitive Impairment (MCI); dementia;        [ ]    [ ]
            paralysis; sleep apnea; depression; stress disorders; anxiety disorder; or any other brain, nervous, mental, emotional or sleep disorder?
       B.   High blood pressure; chest pain; chest discomfort or tightness; heart attack; heart murmur;         [ ]    [ ]
            stroke; irregular heart beat; or any other disease or disorder of the heart or blood vessels?
       C.   Asthma; shortness of breath; bronchitis; pneumonia; emphysema; chronic cough; or any other          [ ]    [ ]
            lung or respiratory disorder?
       D.   Abdominal pain; ulcer; colitis; cirrhosis; hepatitis; recurrent diarrhea; intestinal bleeding;      [ ]    [ ]
            or any other disease of the liver, gallbladder, pancreas, stomach, or intestines?
       E.   Kidney stone; protein, sugar, blood or blood cells in the urine; or any disorder of the urinary     [ ]    [ ]
            tract, bladder or kidneys?
       F.   Disorder or abnormality of the prostate, uterus, ovaries, or breasts; pregnancy complication;       [ ]    [ ]
            testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?
       G.   Diabetes; thyroid disorder; lymph node enlargement; skin disorder; or disorder of any other         [ ]    [ ]
            glands?
       H.   Cancer; tumor; or cyst?                                                                             [ ]    [ ]
       I.   Anemia, leukemia, or other blood disorder?                                                          [ ]    [ ]
       J.   Back or neck pain; spinal strain or sprain; sciatica; arthritis; gout; carpal tunnel syndrome; or   [ ]    [ ]
            any bone, joint, or muscle disorder?
       K.   Disorder of the eyes, ears, nose or throat?                                                         [ ]    [ ]
       L.   Any physical deformity or defect?                                                                   [ ]    [ ]
       M.   Any immune system diseases or disorders except those related to the Human Immunodeficiency          [ ]    [ ]
            Syndrome (HIV virus)?
       N.   Any chronic or recurrent fever, fatigue or viral illness?                                           [ ]    [ ]
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
                                                                                                                Yes    No
 4.    Have you ever been diagnosed by a member of the medical profession or tested positive for the            [ ]    [ ]
       Human Immunodeficiency Virus (HIV virus) or Acquired Immune Deficiency Syndrome (AIDS)?

 5.    Do you consume alcoholic beverages? If yes, what kinds, how much and how often?                          [ ]    [ ]
       ______________________________________________________________________________________________________

 6.    Have you ever been advised by a member of the medical profession to limit the use of alcohol or drugs;   [ ]    [ ]
       received medical treatment, advice, or counseling for alcohol or drugs; or joined a self-help group because of alcohol or drug use?

 7.    Have you ever tried or used cocaine, heroin, marijuana, barbiturates or other controlled substances      [ ]    [ ]
       except as prescribed by a physician?

 8.    Other than above, have you in the past five years:

       A.   Consulted or been advised by a member of the midical profession to consult a physician,             [ ]    [ ]
            psychiatrist, psychologist, therapist, counselor, chiropractor, or other health care practitioner? (Include regular check-ups.)
       B.   Been treated, examined or advised by a member of the midical profession for a check-up, illness,    [ ]    [ ]
            or surgery, or been treated or evaluated at a hospital or any other health care facility?
       C.   Had an EKG, x-ray, stress test, echocardiogram, angiography, blood studies or any other             [ ]    [ ]
            diagnostic test?
       D.   Been advised by a member of the midical professoin to have any test, hospitalization, or            [ ]    [ ]
            surgery which was not completed?
       E.   Had a CT Scan, MRI, EEG or any other diagnostic test for fainting spells, convulsions,              [ ]    [ ]
            seizures, headaches, or dizziness?

9.    Height:_________FT_________IN     Weight:_________LBS.

       In the last 12 months have you had a change in weight?                                                   [ ]    [ ]

       A.   If yes, please provide how many pounds lost_______ or how many pounds gained                        [ ]    [ ]
       B.   Has your change in weight been attributed by a member of the medical profession to any of the above medical conditions ?
       C.   If yes, which medical condition?________________________________________________
       D.   If no, please check all that apply to the last 12 months:
            [ ] Diet  [ ] Exercise  [ ] Surgery  [ ] Pregnancy  [ ] Unknown

10.    Family History: Make a note if a family member has been diagnosed or treated by a member of the medical profession for diabetes, cancer, melanoma, heart, and kidney disease.

                            Age(s)      Health History                Age(s)    Cause of Death
                            ------      --------------                ------    --------------
       Father
       Mother
                   Living                                 Deceased
       Siblings
       Siblings

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
                                                                                                                Yes    No
11.    Do you have a personal physician or belong to an H.M.O. or clinic? If so, please provide information     [ ]    [ ]
       below.

       Name                                                                      Phone number

       Street address

       City                                                                      State            Zip code

       Date last seen                 Reason

GIVE DETAILS OF ALL YES ANSWERS, INCLUDING DOCTORS' NAMES, PHONE NUMBERS, ADDRESSES AND DATES.

I HAVE READ THE STATEMENTS AND ANSWERS RECORDED ON THIS APPLICATION PART 2; THEY ARE TO THE BEST OF MY KNOWLEDGE
AND BELIEF TRUE, COMPLETE AND CORRECTLY RECORDED. I AGREE THAT THEY WILL BECOME PART OF THIS APPLICATION AND ANY
POLICY ISSUED ON IT.

Proposed insured signature                                              Date
X
Witness
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